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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


     Date of Report (Date of earliest event reported) April 11, 2001


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      1-6311                    72-0487776
(State of incorporation)     (Commission File Number)        (IRS Employer
                                                          Identification No.)

     601 Poydras Street, Suite 1900                              70130
(Address of principal executive offices)                       (Zip Code)

                                 (504) 568-1010
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

REGULATION FD DISCLOSURE.

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency controls; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On April 11, 2001, the Company issued the following press release:

FOR IMMEDIATE RELEASE

TIDEWATER TAKES DELIVERY OF THREE NEW VESSELS

New Orleans - Tidewater Inc. (NYSE: TDW) announced today that it has taken physical possession of its first two anchor-handling towing supply (AHTS) vessels specifically designed and equipped for deepwater work. Upon delivery, the two 240-foot KMAR 404 AHTS vessels began term contracts at attractive day rates averaging $23,000 per day. In addition to these two ships, the Company has recently taken delivery of one additional platform supply vessel (PSV) and is anticipating the delivery of yet another PSV in early May.

The $48 million purchase of the two anchor handlers, the McNee Tide and the Amadon Tide, marks the first physical possession by Tidewater of new deepwater AHTS vessels. While Tidewater has owned four similar anchor handlers acquired from The Sanko Steamship Co., Ltd. since November 2000, the Company will not take full possession of these vessels until they come off of bareboat charters in 2003 through 2006. This group, when added to five similar vessels currently under construction, will bring the total number of deepwater anchor handlers owned by Tidewater to 11.

Tidewater also announced the delivery of its newest 220-foot PSV, the Rigdon Tide. The vessel was immediately mobilized to begin a one-year term job at a day rate of $15,000 per day. In addition to the Rigdon Tide, Tidewater is scheduled to take possession of a 240-foot UT 755L PSV named the Bennett Tide on May 8, 2001. That vessel has been contracted upon delivery to begin a term job at a rate of $21,000 per day.

"The delivery of these vessels comes at a time when demand is quite strong," said Tidewater's Chairman, President and Chief Executive Officer, William C. O'Malley. "This demand for our new acquisitions at attractive rates continues to sustain our high level of confidence in Tidewater's `new build' program."

Tidewater Inc. owns and operates over 570 vessels, the world's largest fleet of vessels serving the international offshore energy industry.



Contact: Keith Lousteau - (504) 568-1010
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.


                              By:  /s/ CLIFFE F. LABORDE
                                  --------------------------------
                                    Cliffe F. Laborde
                                    Executive Vice President,
                                    General Counsel
                                    and Secretary


Date:  April 11, 2001